Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

I, Glenn W. Anderson, President Chief Executive Officer of GAINSCO, INC. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1) the Quarterly Report on Form 10-Q of the Company for the period ending March 31, 2008 (the “Report”), which this certification accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Glenn W. Anderson
Glenn W. Anderson
President and Chief Executive Officer
May 15, 2008

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting, the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to GAINSCO, INC. and will be retained by GAINSCO, INC. and furnished to the Securities and Exchange Commission or its staff upon request.